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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): October 10, 2007
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                               F.N.B. CORPORATION
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             (Exact name of registrant as specified in its charter)


                                    FLORIDA
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                 (State or Other Jurisdiction of Incorporation)


          001-31940                                     25-1255406
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   (Commission File Number)                 (IRS Employer Identification No.)


        One F.N.B. Boulevard, Hermitage, PA                        16148
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      (Address of Principal Executive Offices)                   (Zip Code)


                                 (724) 981-6000
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


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                    INFORMATION TO BE INCLUDED IN THE REPORT


ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.


On October 10, 2007, F.N.B. Corporation (the "Company") entered into an employment agreement with Mr. Robert V. New, Jr. ("Agreement"). Under the Agreement, Mr. New will serve as the Company's President and CEO-elect beginning on January 15, 2008, ("Effective Date") and as Chief Executive Officer beginning on April 1, 2008. A copy of the agreement is attached as exhibit 10.1.

The material terms of Mr. New's agreement are set forth below:

Term: The Agreement term commences on the Effective Date and will expire on the third anniversary of the Effective Date; except that the Agreement will renew for an additional year on the anniversary of the Effective Date and each anniversary thereafter unless either party gives notice of its intention not to continue the Agreement, at least 120 days before the next anniversary of the Effective Date.

Base Salary: The Company will pay Mr. New an initial base salary of $500,000.

Bonuses: Mr. New will be eligible for an annual cash bonus based on performance and calculated as a percentage of his base salary. Mr. New's target bonus payment is 60% of his base salary. The Company will pay Mr. New the bonus at the same time as it pays bonuses to other executive officers; however, in no event will the Company pay the bonus later than two and one half months after the close of a fiscal year.

Other Amounts: The Company will reimburse Mr. New's reasonable moving expenses in relocating to Hermitage, Pennsylvania. The Company will provide Mr. New the use of a company owned or leased automobile throughout the term of his employment and a membership in a country club of Mr. New's choice. Mr. New will be entitled to participate in any employee benefit plan made available by the Company to its employees including awards under the 2007 Incentive Plan.

Termination Payments:

Death: If Mr. New's employment is terminated as a result of his death, the Company will pay any base salary and any unreimbursed expenses due to Mr. New through the date of his death and will pay to Mr. New's legal representative any death benefits provided under any benefit plans and will also pay his base salary for the lesser of the remainder of the Term, as defined in the Agreement, or twelve months, plus an average of any bonus paid to Mr. New for the three years immediately preceding his death.

Disability: During any period that Mr. New fails to perform his duties as a result of incapacity due to physical or mental illness, the Company will continue to pay his base salary, bonus and other benefits, offset by any payments Mr. New would receive pursuant to a disability benefit plan maintained by the Company, until his employment is terminated. If his employment is terminated due to disability, the Company will pay Mr. New his base salary, any unreimbursed expenses and benefits provided under the benefit plans due to him through the date of his termination.


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Termination for Cause or for Other than Good Reason: If Mr. New's employment is terminated for Cause, as defined in the Agreement, or by Mr. New for other than Good Reason, as defined in the Agreement, the Company shall pay Mr. New his base salary and any unreimbursed expenses due to him through the date of termination.

Termination Without Cause or for Good Reason: If the Company terminates Mr. New's employment without Cause, as defined in the Agreement, or Mr. New terminates his employment for Good Reason, as defined in the Agreement, the Company will provide Mr. New the following payments and benefits:



1. Base salary through the date of termination and all other unpaid amounts to which he is entitled as of the date of termination including accrued and unpaid vacation;

2.   Base salary for thirty-six (36) months following the date of termination;

3. 1/12th of the average bonus as defined in the Agreement for thirty-six (36) months following the date of termination;

4. An amount equal to the aggregate premiums that Mr. New would be required to pay in order to maintain in effect the same medical, health, disability and life insurance coverage provided by the Company at the time of termination.

Other Key Provisions: The Agreement contains a non-competition provision which provides that during the term of the Agreement and for a period of three years following termination of Mr. New's employment with the Company for any reason, Mr. New is precluded from working for a Competitive Enterprise, as defined in the Agreement, in any location where the Company conducts business. Furthermore, Mr. New will be precluded from soliciting, directly or indirectly, any customers or employees of the Company.

Mr. New joins the Company from Green Bancorp, Inc., where he has served as the President and CEO of Green Bancorp's, primary subsidiary, Redstone Bank since 2006. Prior to becoming CEO of Redstone Bank, Mr. New served as an Executive Vice President with Hibernia National Bank for approximately one year where he served as a senior executive assisting with the integration of the acquisition of Coastal Bank, Mr. New's immediately preceding employer. From December, 2001 through May, 2004, Mr. New served as the Chief Banking Officer for Coastal Bank. Prior to joining Coastal Bank, Mr. New held various senior positions with Bank of America from 1988 through 2001.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

Exhibits:

10.1      Employment agreement between F.N.B. Corporation and Robert V. New, Jr.

99.1 Press release dated October 15, 2007 announcing the appointment of Robert V. New, Jr. as President and Chief Executive Officer of F.N.B. Corporation effective April 1, 2008.

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                                   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                          F.N.B. CORPORATION
                                          (Registrant)



                                          By:    /s/Brian F. Lilly
                                                 --------------------------
                                          Name:  Brian F. Lilly
                                          Title: Chief Financial Officer
                                                 (Principal Financial Officer)



Dated: October 16, 2007



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